Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

DAVE & BUSTER’S ENTERTAINMENT, INC.

(a Delaware corporation)

PREAMBLE

These Bylaws (“Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation (as amended and restated from time to time, the “Charter”) of Dave & Buster’s Entertainment, Inc., a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Charter, such provisions of the DGCL or the Charter, as the case may be, shall control.

ARTICLE I

Offices

SECTION 1. Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

SECTION 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Stockholders

SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine and set forth in the notice of such meeting. At the annual meeting, any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by the DGCL, any other applicable law, rule or regulation, the Charter or these Bylaws. The annual meetings of stockholders shall be held at the principal executive office of the Corporation unless another place is designated for such meetings in the applicable notice of the meeting or in the manner provided herein.

SECTION 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by the Chief Executive Officer or by order of the Board of Directors, and shall be held at such date and time, within or without the State of Delaware, as may be designated by the person(s) calling the meeting and stated in the notice of the meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting. Each special meeting of stockholders shall be held at the principal executive office of the Corporation unless another place is designated for such meeting in the notice of the meeting or in the manner provided herein. The ability of stockholders to call a special meeting of stockholders is specifically denied.

SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held. Notice of meetings shall be given to stockholders in accordance with Article IX.

SECTION 4. Stockholder Lists. The Secretary or other officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the principal executive office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 5. Quorum. Except as otherwise provided by applicable law, the Charter or these Bylaws, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the voting power of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law, the Charter or these Bylaws, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented or, if no stockholder entitled to vote is present, any officer of the Corporation present at such meeting, may adjourn the meeting from time to time, without further notice (unless the Board of Directors after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall have been obtained. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted that may have been transacted at the original meeting had a quorum been present; provided, however, that if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. When a quorum is once present, the stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors (the “Chairman”), or in the Chairman’s absence, the Lead Independent Director, or in the Lead Independent Director’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, the President, or, if none of the foregoing is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence, an Assistant Secretary (but if neither the Secretary nor an Assistant Secretary is present, any person appointed by the presiding officer of the meeting) shall act as secretary and keep the records of such meeting of stockholders.

SECTION 7. Voting; Proxies; Required Vote.

(a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Charter provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws.

(b) At all elections of directors, stockholder voting may but need not be by ballot and a plurality of the votes cast by stockholders in person or by proxy shall elect such directors to the Board of Directors. Except as otherwise provided by applicable law, the Charter or these Bylaws (in which case such provision shall govern and control the decision of such question), any other matter or action shall be authorized by the vote of the majority of voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

(c) Any action required or permitted to be taken at any meeting of stockholders may only be taken without a meeting, without prior notice and without a vote as, and to the extent, provided in the Charter.

SECTION 8. Inspectors. The Board of Directors, in advance of any meeting, shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting shall appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy shall be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspector or inspectors shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

SECTION 9. Advance Notice of Stockholder Nominations and Proposals.

(a) Timely Notice. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the Corporation’s notice of meeting, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is given, who is entitled to vote at the meeting and who complies with the procedures set forth in this Article II, Section 9. To be properly brought before a special meeting, nominations or such other business must be specified in the Corporation’s notice of meeting. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Article II, Section 9, in writing to the Secretary of the Corporation even if such matter is already the subject of (1) any notice to the stockholders from the Board of Directors, (2)

any press release of the Corporation or (3) a filing by the Corporation with the Securities and Exchange Commission (the “SEC”) (a “Public Disclosure”). To be timely, a Proposing Stockholder’s notice must be addressed to the Secretary of the Corporation and delivered to or mailed and received at the principal executive office of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting; provided, however, that with respect to the Corporation’s first annual meeting or in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the Proposing Stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or, if a public announcement of the date of annual meeting is made fewer than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number, class and series of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the SEC, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the number, class and series of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the number, class and series of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of a majority of the total voting power and/or otherwise to solicit proxies from stockholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. No nominee of a stockholder (or stockholders) who has (or have) failed to comply with the requirements of this Article II, Section 9(b) shall be eligible to serve as a director of the Corporation.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and (iii) the information required by Article II, Section 9(b)(vi) above.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Subject to the restrictions imposed by law, the Charter, or these Bylaws, the Board of Directors may exercise all the powers of the Corporation.

SECTION 2. Qualification; Number; Election; Term; Remuneration.

(a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. Subject to the provisions of the Charter, the number of directors constituting the entire Board of Directors shall be at least six (6) and no more than twelve (12) members (as fixed by resolution of the Board of Directors), one of whom shall be selected by the Board of Directors to be its Chairman. The use of the phrase “entire Board of Directors” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b) The Board of Directors shall be elected by the vote of the stockholders, and classified with respect to the duration of the directors terms as, and to the extent, provided in the Charter. Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until their successors are elected and qualified or until the earlier resignation or removal. No decrease in the number of directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent director.

(c) The Board of Directors (or a committee thereof) shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. Unless the act of a greater number is required by law, the Charter, or these Bylaws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5. Annual Meeting. Following each annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting; provided, that new officers may be elected and any vacancies filled at any meeting of the Board of Directors. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the Chief Executive Officer or at least two (2) directors (acting jointly).

SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director in accordance with Article IX by mailing the same at least two days before the meeting, or by telephoning or emailing the same or by delivering the same personally not later than the day before the day of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act, the Lead Independent Director, or in the Lead Independent Director’s absence or inability to act, the Chief Executive Officer (if then serving as a director on the Board of Directors), or in the Chief Executive Officer’s absence or inability to act, any chairman chosen by the directors present at such meeting, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 10. Resignation; Removal.

(a) Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, President or Secretary, unless otherwise specified in the resignation.

(b) At any meeting called expressly for that purpose, any director may be removed from the Board of Directors only, and to the extent, provided in the Charter.

SECTION 11. Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

SECTION 12. Presumption of Assent. A director of the Corporation who is present at the meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 14. Lead Independent Director.

(a) The Board of Directors shall elect one of its independent directors to serve as the lead independent director (the “Lead Independent Director”) having the duties and responsibilities set forth in this Article III, Section 14 and as otherwise determined by the Board of Directors from time to time. The Lead Independent Director shall be elected to a term commencing upon his or her election by the Board of Directors and ending on the date that is one year after such election, or upon his or her earlier death, resignation, removal or disqualification as an independent director.

(b) In addition to his or her responsibilities as a director, the Lead Independent Director shall be responsible for: (i) chairing executive sessions where non-management directors meet either before or after regularly scheduled meetings of the Board of Directors and, as appropriate, providing prompt feedback to the Chairman of the Board and the Chief Executive Officer, (ii) calling, setting the agenda for and chairing periodic executive sessions and meetings of the independent directors of the Board of Directors and reporting accordingly to the full Board of Directors and the Chief Executive Officer, (iii) chairing Board of Director meetings in the absence of the Chairman or when it is deemed appropriate, (iv) providing feedback to the Chairman and the Chief Executive Officer on corporate and Board of Director policies and strategies and, when requested by the Board of Directors, acting as a liaison between the Board of Directors and the Chief Executive Officer, (v) in concert with the Chairman, advising on the agenda and schedule for Board of Director meetings and strategic planning sessions based on input from directors and (vi) carrying out such other duties as are requested by the Board of Directors or any of its committees from time to time.

ARTICLE IV

Committees

SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by the Board of Directors may designate and appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment. In furtherance of the foregoing, at a minimum, the Board of Directors shall, by resolution, designate and appoint an audit committee, a compensation committee and a corporate governance and nominating committee.

SECTION 2. Number. Each committee shall consist of one (1) or more directors appointed by resolution adopted by the Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by the Board of Directors.

SECTION 3. Procedures, Quorum and Manner of Acting. Subject to any overriding resolution of the Board of Directors, each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee. To the fullest extent permitted by law, if a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Except as otherwise provided by the Charter, these Bylaws or the rules adopted by such committee, in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 4. Authority. Each committee, to the extent expressly provided in the Board of Directors resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and property of the Corporation, except to the extent expressly restricted by law, the Charter, or these Bylaws.

SECTION 5. Committee Changes. Except as provided by applicable laws, rules or regulations, the Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

SECTION 6. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 7. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

SECTION 8. Compensation. The Board of Directors (or a committee thereof) shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to committee members for attendance at committee meetings. No such payment shall preclude any committee members from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 9. Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE V

Officers

SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a Chairman, Chief Executive Officer, President, Chief Financial Officer and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors, the Chief Executive Officer or the President. Any two or more offices may be held by the same person except the offices of President and Secretary. None of the officers need be a stockholder or a resident of the State of Delaware or, except in the case of the Chairman, a director of the Corporation.

SECTION 2. Term of Office and Remuneration. Each officer shall hold office until his or her respective successor has been elected and qualified, until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3. Resignation; Removal. Except as provided for in any employment agreement, any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, the President or the Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors.

SECTION 4. Chairman of the Board of Directors. The Chairman, or, in his or her absence, the Lead Independent Director, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 5. Chief Executive Officer. The Chief Executive Officer shall have such duties as customarily pertain to that office and shall have general supervision over the business and operations of the corporation, subject to the control of, and as may from time to time be assigned by, the Board of Directors. The Chief

Executive Officer may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence of the Chairman and the Lead Independent Director, the Chief Executive Officer shall preside at all meetings of the stockholders.

SECTION 6. Chief Financial Officer. The Chief Financial Officer shall have general financial supervision, management, direction and control of the business and affairs of the Corporation, subject to the control of, and as may from time to time be assigned by, the Board of Directors. The Chief Financial Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

SECTION 7. President. The President shall have such duties as customarily pertain to that office and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The President may, in consultation and agreement with the Chief Executive Officer, appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 8. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the President.

SECTION 9. Treasurer. The Treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the President.

SECTION 10. Secretary. Except as otherwise provided in these Bylaws, the Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders in books provided for that purpose, and he or she shall attend to the giving and service of all notices. The Secretary may sign with the Chief Executive Officer, the President, the Chief Financial Officer or a Vice-President, in the name of the Corporation, all contracts of the Corporation, all certificates for shares of stock of the Corporation and affix the seal of the Corporation thereto, and the Secretary shall have charge of the certificate books, transfer books, and stock papers. The Secretary shall in general have all the duties incident to the office of the Secretary, subject to the control of the Board of Directors, the Chief Executive Officer and the President.

SECTION 11. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

ARTICLE VI

Books and Records

SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, if permitted by these Bylaws, the Charter or applicable law, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and if no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal executive office (c/o the Secretary), or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this Article VI, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and if no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII

Certificates Representing Stock

SECTION 1. Certificates; Signatures. The shares of the stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock in the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. In the event shares of stock are represented by certificates, every holder of stock represented by uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman, the Chief Executive Officer or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles and may be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that no such seal of the Corporation shall be required thereon. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. All certificates for shares of stock shall be consecutively numbered and the name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon. If the shares of stock are represented by certificates, then upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct the Corporation to issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, as a condition precedent to the issuance thereof, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties in such sum sufficient to indemnify the Corporation against any claim or expense that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

SECTION 5. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

SECTION 6. Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

SECTION 7. Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems necessary to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE VIII

Dividends

Subject always to the provisions of applicable law and the Charter, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise, and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. Notwithstanding the foregoing, the declaration and distribution of any dividends may not be in contravention of the DGCL.

ARTICLE IX

Notice

SECTION 1. Method. Whenever by statute, the Charter, or these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his or her address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including, without limitation, by overnight courier service, telegram, telex, or facsimile or other form of electronic transmission, provided such other form of electronic transmission creates a record that may be retained, retrieved, and reviewed by the recipient thereof, may be directly reproduced in paper form by such recipient, and such recipient has consented to the delivery of notice by such method). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or facsimile shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

SECTION 2. Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the Charter, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, so long as such stockholder, director or committee member does not object to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE X

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the Chief Financial Officer or any person designated by the Chief Financial Officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he or she may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of the Chief Financial Officer, or other person so designated by the Treasurer.

SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer and the President or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the Chief Executive Officer and the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports. The Board of Directors may appoint the Chief Financial Officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XI

Miscellaneous

SECTION 1. Ratification. Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

SECTION 2. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

SECTION 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 5. Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the Board of Directors, and members of a committee of the Board of Directors may participate in and hold a meeting of such stockholders, Board of Directors, or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 6. Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

SECTION 7. Amendments. Except as set forth below, these Bylaws may be amended, modified or repealed or new bylaws may be adopted by the affirmative vote of the holders of at least a majority of the voting power of all shares of capital stock of the Corporation or by the Board of Directors at any annual or regular meeting of the stockholders or the Board of Directors, respectively, or at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such meeting. Notwithstanding the foregoing, Article II, Sections 2, 7(b), 7(c) and 9; Article III, Sections 2(a), 2(b), 3, 7, 10(b), 11 and 13 and this Article XI, Section 7 of these Bylaws may not be amended, modified or repealed (or any bylaw adopted inconsistent with such provisions) by the stockholders without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all shares of capital stock of the Corporation entitled to vote generally, then outstanding, voting together as a single class at any annual or special meeting of the stockholders in which notice of such amendment, modification, repeal or adoption is contained.

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